Exhibit 4.2

FIRST SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE (this “First Supplemental Indenture”) dated as of November 1, 2025, among Qnity Electronics, Inc., a Delaware corporation (the “Company”), each Subsidiary of the Company listed on the signature pages hereto (collectively, the “U.S. Subsidiary Guarantors”) and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, as trustee (in such capacity, the “Trustee”) and as collateral agent (in such capacity, the “Notes Collateral Agent”) under this Indenture referred to below. Capitalized but undefined terms used herein shall have the meanings ascribed to them under the Indenture.

W I T N E S S E T H :

WHEREAS the Company, the Trustee and the Notes Collateral Agent entered into an Indenture (the “Indenture”) dated as of August 15, 2025, providing for the issuance of the Company’s 5.750% Senior Secured Notes due 2032 (the “Notes”);

WHEREAS Section 4.11 of this Indenture provides that under certain circumstances the Company is required to cause each U.S. Subsidiary Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which such U.S. Subsidiary Guarantor shall unconditionally guarantee all the Company’s obligations under the Notes pursuant to a supplemental indenture on the terms and conditions set forth herein and in this Indenture;

WHEREAS pursuant to Section 9.01(a)(iv) of this Indenture, the Trustee, the Notes Collateral Agent and the Company are authorized to execute and deliver this First Supplemental Indenture; and

WHEREAS part of the Collateral securing the Notes consist of pledges over 100% of the Equity Interests issued by the Korean Pledgees by the Grantors;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each U.S. Subsidiary Guarantor, the Company, the Trustee and the Notes Collateral Agent mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1. Agreement to Guarantee. Each U.S. Subsidiary Guarantor hereby agrees, jointly and severally with all the existing Subsidiary Guarantors, to unconditionally guarantee the Company’s obligations under the Notes on the terms and subject to the conditions set forth in Article 10 of this Indenture and to be bound by all other applicable provisions of this Indenture and the Notes.

2. Parallel Liabilities.

(i) The Company, each Subsidiary Guarantor and each Grantor (each a “Notes Party” and together the “Notes Parties”) irrevocably and unconditionally undertakes to pay to the Notes Collateral Agent an amount equal to the aggregate amount of its Corresponding Liabilities (as these may exist from time to time).

(ii) The Notes Secured Parties and each Notes Party agree that: (i) each Notes Party’s Parallel Liability is due and payable at the same time, in the same amount and in the same currency as its Corresponding Liabilities; (ii) each Notes Party’s Parallel Liability is decreased to the extent that its Corresponding Liabilities have been irrevocably paid or discharged and its Corresponding Liabilities are decreased to the extent that its Parallel Liability has been irrevocably paid or discharged; (iii) each Notes Party’s Parallel Liability is independent and separate from, and without prejudice to, its Corresponding Liabilities, and constitutes a single obligation of a Notes Party to the Notes Collateral Agent (even though such Notes Party may owe more than one Corresponding Liability to the Notes Secured Parties under this Indenture, the Security Documents, and the Intercreditor Agreements) and an independent and separate claim of the Notes Collateral Agent, to receive payment of that Parallel Liability (in its capacity as the independent and separate creditor of that Parallel Liability and not as a co-creditor in respect of the Corresponding Liabilities); and (iv) for purposes under this Section 2, U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, in its capacity as Notes Collateral Agent, acts in its own name and not as agent, representative or trustee of the Notes Secured Parties and accordingly holds neither its claim resulting from a Parallel Liability nor any securing a Parallel Liability on trust.

As used herein,

“Parallel Liability” means a Notes Party’s undertaking pursuant to this Section 2, which shall in no event exceed such Notes Party’s Corresponding Liability.

“Corresponding Liability” means the Notes Obligations of a Notes Party, excluding its Parallel Liability.

3. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, this Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This First Supplemental Indenture shall form a part of this Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby.

4. Governing Law. THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

5. Trustee and Notes Collateral Agent. Each of the Trustee and the Notes Collateral Agent make no representation as to the validity or sufficiency of this First Supplemental Indenture. In acting hereunder, each of the Trustee and the Notes Collateral Agent shall be entitled to all of the rights, privileges, protections, benefits, indemnities and immunities of the Trustee and the Notes Collateral Agent under this Indenture (as applicable).

6. Counterparts. The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Delivery of an executed counterpart of a signature page of this First Supplemental Indenture by email or other electronic means (including a “.pdf” or “.tif” file) shall be effective as delivery of a manually executed counterpart of this First Supplemental Indenture. The words “execution”, “signed”, “signature”, and words of like import in this First Supplemental Indenture or any agreement entered into in connection therewith shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

7. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first above written.

QNITY ELECTRONICS, INC.

by	/s/ Sharon Dobson
Name: Sharon Dobson
Title: Treasurer

[Signature Page to Secured Notes Supplemental Indenture]

DUPONT E&I HOLDING, INC.

by	/s/ Lauren Luptak
Name: Lauren Luptak
Title: Vice President and Assistant Secretary

DUPONT ELECTRONIC MATERIALS CMP, LLC

by	/s/ Lauren Luptak
Name: Lauren Luptak
Title: Vice President and Assistant Secretary

DUPONT ELECTRONIC MATERIALS HOLDING, INC.

by	/s/ Lauren Luptak
Name: Lauren Luptak
Title: Vice President and Assistant Secretary

DUPONT ELECTRONIC MATERIALS INTERNATIONAL, LLC

by	/s/ Lauren Luptak
Name: Lauren Luptak
Title: Vice President and Assistant Secretary

DUPONT ELECTRONICS, INC.

by	/s/ Lauren Luptak
Name: Lauren Luptak
Title: Vice President and Assistant Secretary

[Signature Page to Secured Notes Supplemental Indenture]

EKC ADVANCED ELECTRONICS IP, LLC

by	/s/ Lauren Luptak
Name: Lauren Luptak
Title: Vice President and Assistant Secretary

EKC ADVANCED ELECTRONICS USA 2, LLC

by	/s/ Lauren Luptak
Name: Lauren Luptak
Title: Vice President and Assistant Secretary

EKC ADVANCED ELECTRONICS USA 3, LLC

by	/s/ Lauren Luptak
Name: Lauren Luptak
Title: Vice President and Assistant Secretary

EKC ADVANCED ELECTRONICS USA 4, LLC

by	/s/ Lauren Luptak
Name: Lauren Luptak
Title: Vice President and Assistant Secretary

INNOVALIGHT, INC.

by	/s/ Lauren Luptak
Name: Lauren Luptak
Title: Vice President and Assistant Secretary

[Signature Page to Secured Notes Supplemental Indenture]

KALREZ USA, LLC

by	/s/ Lauren Luptak
Name: Lauren Luptak
Title: Vice President and Assistant Secretary

LAIRD TECHNOLOGIES, INC.

by	/s/ Lauren Luptak
Name: Lauren Luptak
Title: Vice President and Assistant Secretary

PERFORMANCE SPECIALTY PRODUCTS NA, LLC

by	/s/ Lauren Luptak
Name: Lauren Luptak
Title: Vice President and Assistant Secretary

EKC TECHNOLOGY, INC.

by	/s/ Lauren Luptak
Name: Lauren Luptak
Title: Vice President and Assistant Secretary

PERFORMANCE SPECIALTY PRODUCTS INTERNATIONAL, LLC

by	/s/ Lauren Luptak
Name: Lauren Luptak
Title: Vice President and Assistant Secretary

ELECTRONICS JP HOLDING 2, INC.

by	/s/ Lauren Luptak
Name: Lauren Luptak
Title: Vice President and Assistant Secretary

[Signature Page to Secured Notes Supplemental Indenture]

ELECTRONICS JP HOLDING 3, INC.

by	/s/ Lauren Luptak
Name: Lauren Luptak
Title: Vice President and Assistant Secretary

[Signature Page to Secured Notes Supplemental Indenture]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee and Notes Collateral Agent

by	/s/ Mark DiGiacomo
Name: Mark DiGiacomo
Title: Vice President

[Signature Page to Secured Notes Supplemental Indenture]